UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

November 26, 2012

Prime Estates & Developments, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-162597	27-0611758
(Commission File Number)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 3100 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 674-4529

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Termination of a Material Definitive Agreement.

The September 25th, 2012 Share Contribution Agreement entered into by the Company with certain shareholders of Mainline Land Co. LLC under which the Company acquires the shares of certain shareholders of Mainline Land Co. LLC (which shares represent 100% of Mainline Land Co., LLC) in exchange for 93,000,000 shares of the common stock of the Company valued at par value of $0.001 per share and to be distributed pro rata based upon the number of shares each Mainline Land Co. LLC shareholder contributes to the exchange has been terminated by the Company due to Mainland’s failure to meet its obligations under the Agreement. The Company incurred no early termination or other penalties.

The Share Contribution Agreement was filed as exhibit 99.1 in the Company’s 8-K filed September 27, 2012 is incorporated herein by reference.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

No.	Exhibits

99.1	Share Contribution Agreement *

*The Share Contribution Agreement filed as exhibit 99.1 in the Company’s 8-K filed September 27, 2012 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2012

By: /s/ Panagiotis Drakopoulos

Name: Panagiotis Drakopoulos

Title: President, CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Share Contribution Agreement *